Exhibit 10.1

AMENDMENT NO. 2 TO THE MANAGEMENT AGREEMENT

This AMENDMENT dated January 29, 2019 to the MANAGEMENT AGREEMENT made as of January 1, 2004, as amended April 1, 2014 (the “Management Agreement”), by and among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P., a Delaware limited partnership (the “Partnership”) and GRAHAM CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (the “Advisor”, and together with CMF and the Partnership, the “Parties”).

W I T N E S S E T H:

WHEREAS, CMF allocates, from time to time, a certain amount of the assets of the Partnership to the Advisor to trade pursuant to the Management Agreement; and

WHEREAS, the Parties wish to amend the Management Agreement to reflect (i) a reduction in the management fee paid under Section 6 and (ii) a reduction in the incentive fee and change in the frequency of the payment of the incentive fee under Section 6(a)(ii).

NOW, THEREFORE, the parties agree as follows:

1.    The monthly management fee rate referred to in the Section entitled “Fees” in the Management Agreement is hereby reduced to a monthly management fee rate equal to 1/12 of 1.35% (a 1.35% annual rate).

2.    The language in Section 6(a)(ii) is hereby deleted in its entirety and replaced with the following:

The annual incentive fee equal to 18% of the “Trading Profits” (as defined in Section 6(d)) experienced by the Partnership as of the end of each such period, payable on a non-netted basis vis-à-vis other trading advisor(s) or the Partnership.

3.    This Amendment No. 2 shall take effect as of the 1st day of February, 2019.

4.    This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

5.    This Amendment No. 2 shall be governed and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the date first written above.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

By:	Ceres Managed Futures LLC
(General Partner)

By	/s/ Patrick T. Egan

Patrick T. Egan President & Director

CERES MANAGED FUTURES LLC

By	/s/ Patrick T. Egan

Patrick T. Egan President & Director

GRAHAM CAPITAL MANAGEMENT, L.P.

By	/s/ Paul Sedlack

Paul Sedlack COO